UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2011

ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300, New York, New York	10176
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 297-0200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On October 11, 2011, ABM Industries Incorporated (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with International Business Machines Corporation (“IBM”) pursuant to which the parties agreed to terminate services currently being provided by IBM to the Company pursuant to a Master Professional Services Agreement dated October 1, 2006, as such agreement has been amended (the “Master Professional Services Agreement”). Under the Master Professional Services Agreement, the Company and IBM had entered into a statement of work relating to the design and build by IBM of the Company’s new primary data center in Alpharetta, Georgia and a statement of work relating to the relocation by IBM of certain Company IT environments now supported by IBM to the new data center. The Termination Agreement provides that services under the Master Professional Services Agreement shall terminate effective as of the successful completion of the design and build of the Company’s new primary data center and the relocation of the environments currently supported by IBM to that data center, both of which are expected to be completed by February 29, 2012.

The Termination Agreement provides that the Master Professional Services Agreement is being terminated for convenience and it further provides that the Company is not obligated to pay any Termination Charges (as such term is defined in the Master Professional Services Agreement), or any wind-down costs, stranded costs, early termination fees or redeployment costs, in connection with such termination.

The foregoing summary of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Termination Agreement dated October 11, 2011 by and between ABM Industries Incorporated and International Business Machines Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: October 14, 2011

By:  /s/ Sarah H. McConnell

Sarah H. McConnell
Senior Vice President and
General Counsel

EXHIBIT INDEX

10.1	Termination Agreement dated October 11, 2011 by and between ABM Industries Incorporated and International Business Machines Corporation.